EXHIBIT 21.1 - SUBSIDIARIES OF J & J SNACK FOODS CORP.


                                                  Place of
                                                Incorporation

   J & J Snack Foods Investment Corp.              Delaware

   ICEE-USA Corp.                                  Delaware

   J & J Snack Foods Corp. of New Jersey           New Jersey

   J & J Snack Foods Corp. of California           California

   J & J Snack Foods Corp./Midwest                 Illinois

   J & J Snack Foods Corp./Mia                     Pennsylvania

   J & J Snack Foods Corp. of Pennsylvania         Pennsylvania

   J & J Snack Foods Sales Corp.                   New Jersey

   J & J Snack Foods Sales Corp. of Texas          Texas

   J & J Snack Foods Transport Corp.               New Jersey

   Trotter Soft Pretzels, Inc.                     Pennsylvania

   American Snack Foods Corp.                      Pennsylvania

   Snack Foods Acquisition Corp.                   Delaware

   ICEE-Canada, Inc.                               Canada

   ICEE DE MEXICO, S.A. DE C.V.                    Mexico

   Bavarian Soft Pretzels,  Inc.                   Pennsylvania




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